UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: September 21, 2017
(Date of earliest event reported)

DARDEN RESTAURANTS, INC.
(Exact name of registrant as specified in its charter)
Commission File Number: 1-13666

Florida	59-3305930
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
1000 Darden Center Drive, Orlando, Florida 32837
(Address of principal executive offices, including zip code)
(407) 245-4000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This Current Report on Form 8-K/A (the “Amendment”) updates information disclosed in a Current Report on Form 8-K filed on September 26, 2017 (the “Original Form 8-K”) relating to the Annual Meeting of Shareholders of Darden Restaurants, Inc. (the “Corporation”) held on September 21, 2017 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose the Corporation’s decision regarding how frequently it will conduct future advisory votes on executive compensation.

Item 5.07	Submission of Matters to a Vote of Security Holders

As previously reported in the Original Form 8-K, at the Annual Meeting, an advisory vote was conducted on the frequency of future advisory votes on executive compensation. The Corporation’s Board of Directors (the “Board”) recommended advisory votes on an annual basis, and a majority of the shares were voted for annual advisory votes. At a meeting of the Board on December 14, 2017, the Board considered the outcome of this advisory vote and determined that the Corporation will continue to hold an annual advisory vote on executive compensation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARDEN RESTAURANTS, INC.

By:	/s/ Matthew R. Broad
Matthew R. Broad
Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary
Date: December 14, 2017

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